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CUSIP No. 268039 10 4                  13D           Page 7 of 15 Pages
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                             JOINT FILING AGREEMENT


                  Each of the undersigned hereby agree that the statement on Amendment No. 1 to the Schedule 13D with respect to the Common Stock, $.10 par value per share, of Dynamics Corporation of America, dated July 18, 1997 is, and any amendments thereto signed by each of the undersigned, shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(f) of the Securities Exchange Act of 1934.


Dated: July 18, 1997                   WHX CORPORATION



                                       By: /s/ STEWART E. TABIN
                                           ----------------------------------
                                               Stewart E. Tabin,
                                               Assistant Treasurer


                                       SB ACQUISITION CORP.


                                       By: /s/ STEWART E. TABIN
                                           -----------------------------------
                                               Stewart E. Tabin
                                               Vice President
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